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                                                                Exhibit 99.1
[GARDNER DENVER logo]


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                                PRESS RELEASE

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FOR IMMEDIATE RELEASE
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November 3, 2005                             Contact: Helen W. Cornell
                                             Vice President, Finance and CFO
                                             (217) 228-8209



       GARDNER DENVER, INC. ANNOUNCES COMPLETION OF EXCHANGE OF ITS 8%
                     SENIOR SUBORDINATED NOTES DUE 2013


QUINCY, IL, (November 3, 2005) - Gardner Denver, Inc. (NYSE: GDI) announced that it has completed its exchange of $125 million 8% Senior Subordinated Notes due 2013 which are registered under the Securities Act of 1933 for $125 million of its outstanding 8% Senior Subordinated Notes due 2013, which were issued in a private placement in May 2005. All outstanding Notes were exchanged.


Gardner Denver, with 2004 revenues of $740 million ($1,306 million on a pro forma basis including the acquisitions of Nash Elmo and Thomas Industries, which were completed in September 2004 and July 2005, respectively), is a leading international manufacturer of reciprocating, rotary and vane compressors, liquid ring pumps and blowers for various industrial, medical, environmental and transportation applications, pumps used in the petroleum and industrial markets, and other fluid transfer equipment serving chemical, petroleum and food industries. Gardner Denver's news releases are available by visiting the Investor Relations page on the Company's website (www.gardnerdenver.com).